Exhibit 10.1


                              CONSULTING AGREEMENT

         THIS AGREEMENT, made as of the 1st day of October, 2001, by and between APOGEE BUSINESS CONSULTANTS, LLC, a Nevada limited liability corporation located at 1517 Seventh Avenue, Suite F, Tampa, Florida 33605 (hereinafter referred to as "Consultant") and Malacology Corporation, a Nevada corporation located at 1101 Channelside Drive, #266, Tampa, FL 33602 (hereinafter referred to as the "Company").

         WHEREAS, the Company, and/or its assigns, desires to obtain the benefit of the services of Consultant, and/or its assigns, as a consultant in connection with mergers, acquisitions, transactions relating to the NASD, to NASDAQ qualification and/or reporting requirements with the Securities and Exchange Commission, and transactions of a similarly related nature; and

         WHEREAS, Consultant desires to render such services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

         1. Term of Agreement. The Company hereby engages and retains Consultant and Consultant hereby agrees to render consulting services to the Company for a period of one year commencing on October 1, 2001 and ending on September 30, 2002. The Company may renew this Agreement for an additional one-year term under the same terms and conditions set forth herein. After March 31, 2002, either party may cancel this Agreement with written notice given to the other party thirty days in advance of the intended cancellation date.

         2. Services to be Rendered. The services to be rendered by Consultant shall consist of business advice concerning opinions desired by the Company from Consultant on matters in connection with the operation of the business of the Company and as further outlined in the attached Exhibit "A". Consultant shall have the sole discretion as to the form, manner and place in which said advice shall be given, and shall at no time be under any obligation whatsoever to render a written opinion or report in connection with any advice it may give to the Company concerning any matters of the Company with regard to its business. An oral opinion by Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. At the Company's request, Consultant shall also seek out, meet with and negotiate with companies and other entities to be considered for mergers with, or acquisition by, the Company. Consultant, when reasonably requested by the Company, shall devote only such time as Consultant may deem necessary to the matters of the Company, and shall not by this agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for or on behalf of persons, firms or corporations other than the Company.

         3. Consideration. As consideration for the Consultant's services hereunder, Consultant shall receive a fee of $15,000 per month for the term of this Agreement and any renewal. Monthly fees are payable in advance on the first of each month. All expenses incurred by Consultant on behalf of the Company will be reimbursed promptly upon receipt of documentation, although Consultant agrees that all travel and entertainment expenses must be pre-approved by the Company.

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         4.  Additional  Consideration.  In  addition  to the  consideration  in paragraph three above, the Company agrees that the Consultant may purchase the equivalent of 1,200,000 shares of its common stock at approximately $0.001 per share, through the Company's proposed initial convertible debenture offering.

         5. Consideration for Other Services. In addition to the payments provided by paragraph three above, on all acquisitions, mergers, or other similar business combinations that the Company may consummate during the term of this Agreement, which were introduced or initiated directly or indirectly by Consultant or for which the Company requested the Consultant's assistance or participation, the Company shall pay Consultant an amount negotiated between the Company and the Consultants prior to the Consultant performing any such work. Such payment will take into account the form of the transaction and the types of consideration being conveyed.

         6. Consideration for Other Services after Termination. In the event that Consultant has introduced or initiated an acquisition, merger or other business combination during the effective period of this Agreement or in the event that the Company has requested the Consultant to assist with or participate in an acquisition, merger or other business combination during the effective period of this Agreement, and a closing shall take place after the termination of this Agreement, payment shall be made to Consultant on the basis set forth in paragraph 3 hereof, with the same force and effect as if this Agreement had not in effect been terminated.

         7. Exclusions. This Agreement specifically excludes financial responsibility by Consultant for any fees incurred on behalf of the Company related to legal, accounting, printing, filing, shipping, or any other ancillary costs which may be incurred to consummate transactions for the Company. The Consultant agrees to inform the Company's management of all foreseeable fees and the Company agrees to pay the incurred fees as directed by the Consultant.

         8. Entire Agreement. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein. The Company shall indemnify and hold harmless the Consultant from and against any losses, claims, damages or liabilities related to or arising out of, any services rendered to the Company pursuant to the terms of this Agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or of a different nature.

         9. Florida Law. This Agreement shall be construed according to the laws of the State of Florida (exclusive of the conflicts of law provisions thereof) and shall be binding upon the parties hereto, their successors and assigns.

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         10. Venue.  The Consultant and the Company each agree that any legal or equitable action or proceeding with respect to this Agreement shall be brought in any Federal or State court of competent jurisdiction located in the County of Hillsborough, City of Tampa, and, by execution and delivery of this Agreement, each accepts for themselves and their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and any related appellate court with respect to this Agreement, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waive any obligation they may not or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. The Company and the Consultant each consent to the service of process of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered mail, postage prepaid, such service to become effective three business days after such mailing. In any such proceeding, the prevailing party shall be entitled to an award of fees and disbursements of counsel.

         11. Waive Jury Trial. The Company and the Consultant each hereby waive trial by jury in any judicial proceeding brought by either of them with respect to this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                              APOGEE BUSINESS CONSULTANTS, LLC


                                              By:    /s/ D. Jerry Diamond
                                                  ------------------------------
                                                   D. Jerry Diamond, President



                                              MALACOLOGY CORPORATION

                                              By:    /s/ Vivek Rao
                                                  ------------------------------
                                                   Vivek Rao, Chairman

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                                    EXHIBIT A


                                  SCOPE OF WORK


1. To review and/or prepare documentation regarding all actions taken by the Board of Directors from inception of the Company to present.

2. To provide guidance in stock issuance to founders and key employees relative to a tax-free stock exchange; to prepare necessary documentation to produce desired outcome including issuance of stock certificates, board actions, letters to shareholders, shareholder lists, agreements not to sell shares, etc.

3. To assist the Company and legal counsel with preparation of documentation to consummate a reverse merger between the Company and a publicly traded corporation including, but not limited to, definitive agreements, plan(s) of reorganization, board resolutions, registration statements (Forms S-8 and SB-2), information statements, directors and officers questionnaires, Forms 3 and 4, Schedules 13-D, and Forms 8-K, 10-Q and 10-K.

4. To direct printing company regarding the electronic filing (through EDGAR) of documents outlined in Item 3 above, and others as may be required by regulations promulgated by the Securities and Exchange Commission or stock exchange; and the printing of stock certificates per the Company's desire.

5. To prepare and file all documents necessary for Company's name change, new CUSIP number, new trading symbol, etc.

6.       To review and advise on press releases.

7. To assist the Company in transactions involving the Company's transfer agent and others regarding the issuance of shares, shareholder lists, mailing of information statements, obtaining NOBO listings, DTC reports, etc.

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